Exhibit 10.1

SETTLEMENT OF INDEBTEDNESS

This Settlement of Indebtedness (the “Settlement”) is made as of February 2, 2026 (“Effective Date”), by and between Scantech AI Systems Inc., a Delaware corporation (“Scantech”) and Maximcash Solutions LLC, a Utah limited liability company (“Maximcash”) (collectively, the “Parties”).

RECITALS

WHEREAS, Scantech and Maximcash are parties to that certain Business Loan and Security Agreement, dated May 14, 2025 (as amended from time to time, the “Loan Agreement”), together with any related notes, security agreements, pledge agreements, amendments, guarantees, and other documents executed in connection therewith (collectively, the “Loan Documents”);

WHEREAS, Maximcash has alleged that certain Events of Default have occurred under the Loan Documents and has demanded payment and other relief; and

WHEREAS, Maximcash has commenced that certain action styled Maximcash Solutions LLC v. Scantech AI Systems Inc., Case No. 260900102, pending in the Third Judicial District Court, Salt Lake County, State of Utah (the “Action”); and

WHEREAS, the Parties seek to exchange, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, the amounts due under the Loan Documents for a certain number of shares of Scantech’s common stock; and

WHEREAS, without admitting any liability or wrongdoing, and in order to compromise and settle disputed claims, the Parties desire to resolve and settle fully and finally any and all current and future claims, demands, causes of action, and liabilities of any kind arising out of or relating to the Loan Documents and the Action, on the terms and subject to the conditions set forth in this Settlement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.         Issuance of Shares

1.1       Stock Issuance. Within one (1) business day of the full execution hereof, Scantech shall provide written irrevocable instructions (the “Irrevocable Instruction Letter”) to its transfer agent directing it to issue to Maximcash, and Maximcash shall accept from Scantech, three hundred and fifty thousand (350,000) shares of Scantech common stock par value of $0.0001 per share (NASDAQ: STAI) (the “Stock”) in exchange for the Discharge of Indebtedness as set forth in Section 2.1, below. The Stock shall be issued free and clear of all liens, claims, and encumbrances, except for the restrictions set forth in Section 2.9. Scantech represents and warrants that it has full right, power, and authority to issue the Stock and that the Stock, when issued, will be duly authorized, validly issued, fully paid, and non-assessable.

1.2       Acceptance of Terms. In exchange for the Stock issuance and Maximcash’s retention thereof, and subject to Scantech's performance of its obligations hereunder, Maximcash hereby agrees to the following conditions set forth in this Settlement.

2.         Effect of Issuance

2.1       Discharge of Indebtedness. Effective upon the receipt of the Stock, and in consideration of the issuance of the Stock and the other agreements and consideration set forth herein, Maximcash hereby fully, finally, and irrevocably discharges, cancels, forgives, and releases Scantech and its affiliates, subsidiaries, officers, directors, employees, agents, successors, and assigns from any and all obligations, liabilities, and indebtedness owed to Maximcash, whether direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, arising out of or relating to the Parties’ prior Loan Agreement, dated May 14, 2025 (“Loan Agreement”) (Exhibit 1), including, without limitation, all principal, interest, fees, penalties, late charges, default interest, attorneys’ fees, and all other charges accrued thereunder as of the Effective Date. For the avoidance of doubt, the total amount of indebtedness being discharged hereunder is $608,997.31 as of the Effective Date.

2.2       Termination of Loan Agreement. Effective as of the Effective Date, the Parties hereby agree that the Loan Agreement, together with all related promissory notes, security agreements, guarantees, amendments, and other loan documents executed in connection therewith (collectively, the “Loan Documents”), are terminated, cancelled, and of no further force or effect.

No party shall have any further rights, duties, obligations, or liabilities under the Loan Documents, and the Loan Documents shall be deemed null and void for all purposes.

2.3       No Further Obligation. Upon the receipt of the Stock, the discharged indebtedness shall be deemed paid in full and satisfied, and Maximcash shall have no further right, title, or interest in or to such indebtedness and shall not seek to collect or enforce any portion thereof.

2.4       Release of All Claims. Maximcash, on behalf of itself and its past, present, and future officers, directors, members, managers, partners, employees, agents, representatives, affiliates, subsidiaries, successors, and assigns (collectively, the “Maximcash Releasing Parties”), hereby fully and irrevocably releases, acquits, and forever discharges Scantech and its past, present, and future officers, directors, members, managers, partners, shareholders, employees, agents, representatives, affiliates, subsidiaries, successors, and assigns (collectively, the “Scantech Released Parties”) from any and all claims, demands, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, liabilities, obligations, costs, expenses, and attorneys’ fees, of any nature whatsoever, whether known or unknown, suspected or unsuspected, accrued or unaccrued, matured or unmatured, contingent or fixed, liquidated or unliquidated, at law or in equity, arising out of or relating to (i) the Loan Agreement and the Loan Documents, (ii) the Action, or (iii) any other matter, event, transaction, or occurrence existing or arising on or before the Effective Date; provided, however, that this release shall not extend to (a) any obligations of Scantech under this Settlement, (b) any claims arising from fraud, willful misconduct, or criminal acts by any Scantech Released Party, or (c) any claims that cannot be released as a matter of law.

2.5       Dismissal of Actions. Within two (2) business days following Maximcash’s receipt of the Stock, Maximcash shall file, or cause to be filed, a stipulated dismissal with prejudice pursuant to Utah Rule of Civil Procedure 41(a) in Maximcash Solutions LLC v. Scantech AI Systems Inc, case no. 260900102, pending in the Utah 3rd Judicial District Court, Salt Lake County (the “Action”), with each party to bear its own attorneys’ fees and costs in the Action; provided, however, that nothing herein shall limit Scantech’s rights under Section 2.11.

In the event Maximcash fails to timely file the dismissal with prejudice as required herein, Maximcash hereby irrevocably authorizes Scantech and its counsel to execute and file, on Maximcash’s behalf, any stipulation, notice, or motion necessary to dismiss the action with prejudice, and Maximcash agrees that such filing shall be binding and effective for all purposes.

This waiver is made as part of a compromise of disputed claims and shall not constitute an admission of liability by any party.

2.6       Waiver of Attorneys’ Fees. Upon Scantech fulfilling its obligations under this Agreement, including but not limited to the issuance of the Irrevocable Instruction Letter to issue the Stock no later than February 3, 2026 and the delivery of such shares of Stock within two (2) Business Days thereafter, Maximcash hereby irrevocably waives and releases any and all claims for attorneys’ fees, court costs, expenses, and litigation-related charges incurred or that could be incurred in connection with the Loan Agreement, regardless of any prior agreement, currently pending in any court or tribunal, or otherwise arising out of or relating to the Loan Agreement or the enforcement thereof.

Maximcash agrees that it shall not seek, demand, recover, or accept any attorneys’ fees or costs from Scantech in connection with such action, whether by judgment, settlement, motion, or otherwise.

This waiver is made with prejudice and shall permanently bar any claim for attorneys’ fees or costs arising from the Loan Agreement or any further action.

This Section shall survive the dismissal, settlement, or final resolution of any action.

2.7       Covenant Not to Sue. Maximcash hereby covenants and agrees that it shall not, at any time, directly or indirectly, commence, maintain, prosecute, or participate in any lawsuit, arbitration, administrative proceeding, or other action against Scantech arising out of or relating to the Loan Agreement, the Loan Documents, the discharged indebtedness, or the claims released pursuant to this Settlement.

2.8       Release of Liens, Security Interests, and Guarantees. Maximcash hereby releases, terminates, and discharges any and all liens, security interests, pledges, guarantees, deeds of trust, UCC filings, or other encumbrances arising under or relating to the Loan Agreement or the Loan Documents, and agrees to promptly execute and file any documents reasonably necessary to evidence such release.

2.9       Restricted Securities; Legend.

The Stock is being issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof, and will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Scantech shall cause the Stock (and any book-entry notation) to bear a restrictive legend substantially in the following form (and any other legend required by applicable law):

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH REGISTRATION IS NOT REQUIRED.

2.10    Piggyback Registration Rights.

In the event that Scantech proposes to register any of its common stock under the Securities Act, for resale to the public, for the account of other security holders (other than a registration statement on Form S-4 or S-8 or any successor forms thereto), Scantech shall, at such time, promptly give Maximcash written notice of such intention. Upon the written request of Maximcash given within ten (10) days after receipt of any such notice, Scantech shall cause to be included in such registration all of the shares of Stock issued to Maximcash pursuant to this Settlement that Maximcash requests to be registered, subject to any limitations imposed by applicable law or by the underwriters managing the offering. Scantech shall bear all registration expenses, exclusive of underwriting discounts and commissions, associated with such piggyback registration. Notwithstanding the foregoing, if the managing underwriter of any such offering advises Scantech in writing that, in its reasonable opinion, the inclusion of all or a portion of the Stock requested to be included in the registration would adversely affect the marketability of the offering, the amount of Stock to be included in the registration shall be reduced, pro rata among the holders requesting such registration, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such underwriter..

Scantech has no obligation to file or cause to be filed any registration statement with respect to the Stock. Upon receipt by Scantech’s transfer agent of a legal opinion reasonably acceptable to Scantech and the transfer agent that the restrictive legend may be removed (including pursuant to Rule 144), Scantech shall use commercially reasonable efforts to cause such legend to be removed in accordance with applicable law.

2.11     Enforcement; Attorneys’ Fees; Specific Performance.

If either party fails to perform any of its material obligations under this Settlement, and such failure is not cured within five (5) business days after written notice from the non-breaching party (a “Default”), then, in addition to any other rights and remedies available at law or in equity, (i) the breaching party shall reimburse the non-breaching party on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the non-breaching party in enforcing this Settlement or remedying such Default, and (ii) the parties acknowledge and agree that monetary damages may be an inadequate remedy and that either party shall be entitled to seek specific performance, injunctive relief, or other equitable relief without the necessity of posting a bond; provided that the non-breaching party shall have the burden of proving that the breach was material and that it complied with the notice and cure requirements of this Section. Notwithstanding the foregoing, it shall not be ab event of Default if the Company delivers the Irrevocable Instruction Letter pursuant to the terms of this Settlement and the shares of Stock are not delivered to MaximCash at no fault of the Company.

3.         Survival

The provisions of this Settlement relating to the discharge of indebtedness, release of claims, covenant not to sue, waiver of attorneys’ fees, dismissal of actions, release of security interests, governing law, and enforcement shall survive the termination of the Loan Documents and the performance of this Settlement.

4.         Governing Law

This Settlement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to conflicts of law principles. Any action arising out of or relating to this Settlement shall be brought exclusively in the state or federal courts located within the State of Utah, and the Parties hereby consent to such jurisdiction and venue; provided, however, that the Parties may file papers in the Action solely to effectuate the dismissal required by Section 2.5 and to seek enforcement of any order entered in the Action giving effect to such dismissal.

5.         Tax Treatment

Each party acknowledges that the transactions contemplated by this Settlement may have tax consequences, including potential discharge of indebtedness income, and each party agrees to be solely responsible for its own tax obligations arising therefrom. No party makes any representation or warranty regarding the tax treatment of this Settlement.

6.         No Presumption Against Drafter

Each party acknowledges that this Agreement has been negotiated at arm’s length and that each party has had the opportunity to consult with independent legal counsel. Accordingly, no presumption or rule of construction shall apply against any party as the drafter of this Agreement, and this Agreement shall be construed as if jointly drafted by the Parties.

This Agreement shall not be construed more strictly against any party merely because such party or its counsel participated in the drafting hereof.

7.         Entire Agreement

This Settlement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, and understandings, whether written or oral, including without limitation the Loan Agreement and all Loan Documents. No amendment, modification, or waiver of any provision of this Settlement shall be effective unless in writing and signed by both Parties.

8.         Counterparts; Electronic Signatures

This Settlement may be executed in counterparts (including by PDF or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by electronic transmission shall be deemed to have the same legal effect as originals.

9.         Notices

All notices and other communications required or permitted under this Settlement shall be in writing and shall be deemed given when delivered personally, sent by nationally recognized overnight courier, or mailed by certified mail, return receipt requested, in each case to the addresses set forth below (or to such other address as a Party may designate by notice):

If to Scantech:
Scantech AI Systems Inc.
1735 Enterprise Drive, Buford, GA 30518
Attention: Dolan Falconer
Email: [***]

with a copy (which shall not constitute notice) to:
Zarif Law Group P.C.
808 Springwood Avenue, Suite 110

Asbury Park, NJ 07712
Attention: Morris Zarif
Email: [***]

If to Maximcash:
Maximcash Solutions LLC
Attention: Mark Lev
Email: [***]

with a copy (which shall not constitute notice) to:

Jonathan D. Leinwand, P.A.

18305 Biscayne Blvd., Suite 200

Aventura, FL 33160

Attn: Jonathan Leinwand, Esq.

Email: [***]

IN WITNESS WHEREOF, the Parties have executed this Settlement as of the Effective Date.

SCANTECH AI SYSTEMS INC.

By:	/s/ Dolan Falconer
Name: Dolan Falconer
Title: Chief Executive Officer

MAXIMCASH SOLUTIONS LLC

By:	/s/ Mark Lev
Name: Mark Lev
Title: Chief Executive Officer